AMENDMENT TO CLASS B COMMON STOCK PURCHASE WARRANT

NOVELOS THERAPEUTICS, INC.

Warrant Shares: [     ]                                                                                                                                                          Initial Exercise Date: June 13, 2012

THIS AMENDMENT TO SERIES B COMMON STOCK PURCHASE WARRANT (the “Amendment”) is made and entered into as of September 10, 2012 by and between Novelos Therapeutics, Inc. (the “Company”) and [ ] (the “Holder”).

RECITALS

WHEREAS, the Holder is the holder of record of a Class B Common Stock Purchase Warrant (the “Class B Warrant”) to acquire up to [ ] shares of common stock of the Company at an exercise price of $1.00 per share, which is exercisable on or before the close of business on September 11, 2012; and

WHEREAS, the Company and the Holder have agreed to amend the Class B Warrant to extend the period for exercising the Class B Warrant;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder agree as follows:

AMENDMENT

1. The first paragraph of the Series B Warrant is amended and restated as follows:

“THIS CLASS B COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [ ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after June 13, 2012 (the “Initial Exercise Date”) and on or prior to the close of business on October 11, 2012 (the “Termination Date”), but not thereafter, to subscribe for and to purchase from Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), up to [ ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the common stock, par value $0.00001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).”

2. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. This Amendment and the Class B Warrant may be modified or amended and the provisions hereof and thereof may be waived with the written consent of the Company and the Holder; provided that the consent of the Holder shall not be required with respect to any amendment, modification or waiver that would not adversely affect the Holder. Except as specifically agreed to herein, the Class B Warrant and its terms shall remain in full force and effect and are hereby ratified and confirmed. Delivery of an executed counterpart of the Amendment by facsimile shall have the same effect as delivery of a manually executed counterpart of this Amendment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories.

NOVELOS THERAPEUTICS, INC.

By:_________________________

Name: Harry S. Palmin

Title: President and Chief Executive Officer

HOLDER

[ ]

By:_________________________

Name:

Title:

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